UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 16, 2004

HEALTHSOUTH Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10315	63-0860407
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One HealthSouth Parkway, Birmingham, Alabama 35243

(Address of Principal Executive Offices, Including Zip Code)

(Registrant’s Telephone Number, Including Area Code) (205) 967-7116

ITEM 9.	Regulation FD Disclosure.

On March 16, 2004, HEALTHSOUTH Corporation (“HEALTHSOUTH”) announced the commencement of consent solicitations (the “Consent Solicitations”) of holders of its Senior Notes and Senior Subordinated Notes set forth in the table below (collectively, the “Notes”):

Principal Amount	Notes	CUSIP No.	Indenture dated as of
$245,000,000	6.875% Senior Notes due 2005	421924AJ0	June 22, 1998
$180,300,000	7.375% Senior Notes due 2006	421924AU5	September 28, 2001
$250,000,000	7.000% Senior Notes due 2008	421924AM3	June 22, 1998
$343,000,000	8.500% Senior Notes due 2008	421924AR2	February 1, 2001
$347,700,000	8.375% Senior Notes due 2011	421924AX9 421924AV3	September 28, 2001
$908,700,000	7.625% Senior Notes due 2012	421924AZ4 421924AY7	May 22, 2002
$319,260,000	10.750% Senior Subordinated Notes due 2008	421924AP6	September 25, 2000

The Consent Solicitations seek approval of proposed amendments to, and waivers under, the indentures governing the Notes to address, on a consensual basis, among other things, issues relating to HEALTHSOUTH’s inability to provide current financial statements.

A copy of the press release announcing the commencement of Consent Solicitations is attached hereto as Exhibit 99.1 and incorporated herein by reference and a copy of the form of consent solicitation statement, which includes as Exhibit A thereto a form of the supplemental indenture relating to the proposed amendments, is attached hereto as Exhibit 99.2 and incorporated herein by reference.

ITEM 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSOUTH CORPORATION

By:	/s/ Gregory L. Doody

Name: Gregory L. Doody
Title: Executive Vice President, General Counsel and Secretary

Dated: March 16, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of HEALTHSOUTH Corporation dated March 16, 2004.

99.2	Form of consent solicitation statement dated March 16, 2004.